SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------




                                    Form 8-K




                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: February 23, 2004
                        (Date of earliest event reported)




                          Pre-Paid Legal Services, Inc.
             (Exact name of registrant as specified in its charter)



                          (Commission File No. 1-9293)





          Oklahoma                                     73-1016728
(State or other jurisdiction                (I.R.S. Employer Identification No.)
      of incorporation)


      One Pre-Paid Way
       Ada, Oklahoma                                     74820
(Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (580) 436-1234




Item 7.    Financial Statements and Exhibits

         The following exhibits are included with this report:

Exhibit No.                 Description


99.1                        Company Press Release dated February 23, 2004



Item 12. Results of Operation and Financial Condition

     On February 23, 2004, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months and year ended December 31, 2003. A copy of the release is included as an exhibit to this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               PRE-PAID LEGAL SERVICES, INC.


                               By: /s/ Randy Harp
                               -------------------------------------------------
Date:  February 23, 2004       Randy Harp, Chief Operating Officer









                                INDEX TO EXHIBITS

  Exhibit No.                  Description

  99.1                         Company Press Release dated February 23, 2004




For Immediate Release                              Company      Steve Williamson
Monday, February 23, 2004                          Contact:       (580) 436-1234

                 Pre-Paid Legal Announces 2003 Year End Results
                                      - - -
        2003 Membership Revenues Up 7%; Net Income Up 11% and EPS Up 25%
                                      - - -

     ADA, OK, February 23, 2004 - Pre-Paid Legal Services, Inc. (NYSE:PPD), today announced results for the fourth quarter and year ended December 31, 2003. Net income for the fourth quarter of 2003 decreased 13 percent to $8.4 million from $9.7 million for the prior year's fourth quarter due to $4.2 million of incremental costs (in excess of the related revenue recognized) related to the sale of more than 94,000 Identity Theft Shield memberships in the 2003 fourth quarter period compared to none in the 2002 comparable period. Diluted earnings per share decreased 4 percent to 49 cents per share from 51 cents per share for the prior year's comparable quarter due to decreased net income of 13 percent partially offset by an approximate 9 percent decrease in the weighted average number of outstanding shares. Membership revenues increased 6 percent to $84.2 million from $79.3 million for the same period last year.

     Net income for the full year of 2003 increased 11 percent to $39.9 million from $36.0 million for 2002. Diluted earnings per share for 2003 increased 25 percent to $2.27 per share from $1.82 per share for the prior year due to increased net income of 11 percent and an approximate 11 percent decrease in the weighted average number of outstanding shares. Membership revenues for 2003 were up 7 percent to $330.3 million from $308.4 million for the prior year marking the eleventh consecutive year of increased membership revenue.

     Net cash provided from operating activities was unchanged at $52 million for 2003 and 2002, despite the approximate $7.3 million negative cash flow resulting from sales of Identity Theft Shield memberships which commenced in the 2003 fourth quarter. During 2003 the company repurchased 2.1 million shares of its stock for $48.3 million at an average share price of $22.70. Since April 1999, the Company has repurchased 7.6 million shares for $173.4 million, or an average price of $22.74 per share, and reduced the number of shares outstanding at the end of 2003 to approximately 16.8 million shares. At December 31, 2003, the Company had $23.6 million outstanding of the $25 million previously announced stock purchase line of credit and $19.8 million of its $20 million line of credit for its new office construction. Previously advanced funds of $10.8 million remain available to purchase additional shares. At year-end, the Company had $47.4 million in cash and cash equivalents and unpledged investments.

     Fourth quarter 2003 membership fees increased from the third quarter to $84.2 million vs. $82.7 million. Associate services revenue declined during the 2003 fourth quarter from the third quarter by approximately $229,000. Associate services and direct marketing expenses also decreased by $302,000 from the third quarter. Membership benefits totaled $28.9 million in the fourth quarter of 2003 compared to $28.0 million for the third quarter and represented 34% of membership fees for both periods. Due to increased commissions related to the sale of Identity Theft Shield memberships which began during the 2003 fourth quarter, total commissions to associates per new membership sold during the respective quarters were $198 per membership for the three months ended December 31, 2003 compared to $169 for the third quarter of 2003. General and administrative expenses during both the 2003 fourth and third quarters were $9.9 million and represented 12% of membership fees for each period.

     In the fourth quarter of 2003, the Company added 153,501 new members and 33,068 new sales associates vs. 169,350 new members and 29,555 new sales associates in the same period of 2002. For the year ended December 31, 2003, the Company added 671,857 new members and 108,557 new sales associates vs. 773,767 new members and 155,663 new sales associates added during 2002. Active memberships as of December 31, 2003, increased 3 percent to 1,418,997 from 1,382,306 at December 31, 2002, marking the eleventh consecutive year of increased active memberships. Effective January 1, 2004, and in order to provide additional tools and classroom training to the new sales associate, the Company has increased the cost to become a Fast Start sales associate to $249 from $99 which was in effect for December 2003 and $149 which was in effect for October and November 2003.

     The Company will conduct a conference call to present the year end results on Wednesday, February 25, 2004 at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (913) 981-5517. Audio replay will be available beginning at 11:30 a.m. Eastern Time on February 25, 2004 and will run through midnight Thursday, March 4, 2004 by dialing (719) 457-0820; passcode for the replay is 463571. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Pre-Paid Legal Services
     Pre-Paid Legal Services develops and markets legal service plans across North America. The plans typically provide for legal service benefits, including unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. More information can be located at the Company's homepage on the worldwide web at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, including those statements above regarding future stock repurchases and additional funding arrangements, regarding the Company's future plans and objectives and expected operating results, and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to the Company's business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by the Company with the Securities and Exchange Commission, including (among others) those listed in the Company's Form 10-K and Form 10-Q, and include the risks that the Company's membership persistency or renewal rates may decline, that the Company may not be able to continue to grow its memberships and earnings, that the Company is dependent on the continued active participation of its principal executive officer, that pending or future litigation may have a material adverse effect on the Company if resolved unfavorably to the Company, that the Company could be adversely affected by regulatory developments, that competition could adversely affect the Company, that the Company is substantially dependent on its marketing force and that the Company's stock price may be affected by short sellers. Please refer to pages 37 and 38 of the Company's 2002 Form 10-K and pages 8 through 10 of the Company's September 30, 2003 Form 10-Q for a more complete description of these risks. The Company undertakes no duty to update any of the forward-looking statements in this release.

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


PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)

             (Dollars and shares in 000s, except per share amounts)

                                                                     Three Months Ended           Year Ended
                                                                        December 31,             December 31,
                                                                  -----------------------  -----------------------
                                                                      2003        2002         2003         2002
                                                                  ----------   ----------  ----------   ----------
Revenues:
  Membership fees..............................................   $   84,199   $   79,339  $  330,322   $  308,401
  Associate services...........................................        5,804        9,919      25,704       37,418
  Other........................................................        1,324        1,231       5,287        4,804
                                                                  ----------   ----------  ----------   ----------
                                                                      91,327       90,489     361,313      350,623
                                                                  ----------   ----------  ----------   ----------
Costs and expenses:
  Membership benefits..........................................       28,894       26,825     111,165      103,761
  Commissions..................................................       30,412       27,700     115,386      119,371
  Associate services and direct marketing......................        7,109       10,111      28,929       32,566
  General and administrative...................................        9,894        9,387      36,711       33,256
  Other, net...................................................        2,290        1,717       8,546        6,685
                                                                  ----------   ----------  ----------   ----------
                                                                      78,599       75,740     300,737      295,639
                                                                  ----------   ----------  ----------   ----------

Income before income taxes.....................................       12,728       14,749      60,576       54,984
Provision for income taxes.....................................        4,336        5,089      20,669       18,970
                                                                  ----------   ----------  ----------   ----------
Net income.....................................................   $    8,392   $    9,660  $   39,907   $   36,014
                                                                  ----------   ----------  ----------   ----------

Basic earnings per common share................................   $     .49    $     .51   $    2.28    $    1.83
                                                                  ----------   ----------  ----------   ----------

Diluted earnings per common share..............................   $     .49    $     .51   $    2.27    $    1.82
                                                                  ----------   ----------  ----------   ----------

Weighted average number of shares:
  Basic.............................................................. 17,161       18,975      17,530       19,674
  Diluted............................................................ 17,278       19,061      17,599       19,764


Net cash provided by operating activities...................................................$.. 51,900   $   52,073
Net cash used in investing activities.......................................................$..(38,589)  $  (11,074)
Net cash used in financing activities.......................................................$..(12,710)  $  (34,431)

                                                                  ###

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